UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2020
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Zoom Video Communications, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, 6th Floor		95113
San Jose, California
(Address of Principal Executive Offices)		(Zip Code)
(888) 799-9666
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2020, Roy Benhorin, Chief Accounting Officer of Zoom Video Communications, Inc. (the “Company”) notified the Company of his decision to resign from the Company effective October 16, 2020. Mr. Benhorin’s resignation is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

On August 30, 2020, the Company’s board of directors appointed Shane Crehan, age 46, to serve as the Company’s principal accounting officer, effective September 21, 2020. Mr. Benhorin will remain the Company’s principal accounting officer until the effective date of Mr. Crehan’s appointment. Mr. Crehan most recently served as Chief Accounting Officer of Eventbrite, Inc. from January 2019 to September 2020. From December 2009 to July 2018, Mr. Crehan held various finance roles at Facebook, Inc., a global social networking company, including as Head of International Finance and Global Finance Operations from 2016 to 2018. Mr. Crehan started his career as a public accountant with Ernst & Young, and prior to joining Facebook, held various roles in the financial services and online gambling industries. Mr. Crehan holds a Bachelor of Arts (with first class honors) in Law and Accounting from the University of Limerick in Ireland. Mr. Crehan is a Fellow Chartered Accountant of Chartered Accountants Ireland and has subsequently completed a professional Diploma in International Financial Reporting Standards with distinction.

In connection with Mr. Crehan’s appointment as Chief Accounting Officer, the Company entered into an employment offer letter with Mr. Crehan. The employment offer letter provides for, among other things, (i) an annual base salary of $350,000, (ii) a sign-on bonus of $40,000, which is recoverable should Mr. Crehan voluntarily terminate his employment within 12 months of his start date, (iii) eligibility to participate in the Company’s standard corporate bonus program for non-commissioned employees, and (iv) an award of restricted stock units under the Company’s 2019 Equity Incentive Plan, subject to time-based vesting over four years, valued at approximately $3,500,000. There is no family relationship between Mr. Crehan and any of the directors or executive officers of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Video Communications, Inc.

Dated: September 1, 2020	By:	/s/ Kelly Steckelberg
Kelly Steckelberg
Chief Financial Officer